Exhibit 99.1

Gladstone Capital Corporation Reports Financial Results for the

Fourth Quarter and Fiscal Year Ended September 30, 2012

•	Net Investment Income for the quarter and fiscal year ended September 30, 2012, was $4.5 million and $19.0 million, or $0.22 and $0.91 per share, respectively.

•

Net Increase (Decrease) in Net Assets Resulting From Operations for the quarter and fiscal year ended September 30, 2012, was $5.5 million and ($8.0) million, or $0.26 and ($0.38) per share, respectively.

McLean, VA, November 12, 2012: Gladstone Capital Corporation (NASDAQ: GLAD) (the “Company”) today announced earnings for the fourth quarter and fiscal year ended September 30, 2012. The Company’s Form 10-K for the fiscal year ended September 30, 2012 will be filed tomorrow with the Securities and Exchange Commission (“SEC”). All per share references are per basic and diluted weighted average common share outstanding, unless noted otherwise.

Net Investment Income for the Quarter: Net Investment Income for the quarters ended September 30, 2012 and 2011 was $4.5 million, or $0.22 per share, and $4.8 million, or $0.23 per share, respectively, a decrease in Net Investment Income of 5.7%. The decrease in Net Investment Income was primarily due to the Company’s payment of $0.7 million in dividends on its 7.125% Series 2016 Term Preferred Stock (“Term Preferred Stock”) for the quarter ended September 30, 2012 as compared to no dividend expense in the prior year quarter, as no Term Preferred Stock was outstanding. The increase in dividend expense was partially offset by an increase in other income from investments due to increased exit fees during the quarter ended September 30, 2012, as compared to the prior year quarter.

Net Investment Income for the Fiscal Year: Net Investment Income for the fiscal years ended September 30, 2012 and 2011 was $19.0 million, or $0.91 per share, and $18.4 million, or $0.88 per share, respectively, an increase in Net Investment Income of 3.4%. Net Investment Income increased primarily due to a combined $5.1 million increase in interest and other income from investments for the year ended September 30, 2012, offset partially by increased interest and dividend expense of $4.2 million compared to the prior year. Interest income on investments increased $3.2 million, or 9.7%, primarily due to an increase in the weighted average principal balance of the Company’s interest-bearing investments of $35.2 million for the year ended September 30, 2012, compared to the prior year. Other income from investments increased by $2.1 million from 2011, due primarily to an increase in success fees earned on early payoffs.

Partially offsetting the increase in interest and other income from investments was the payment of $2.5 million in dividends on the Company’s Term Preferred Stock and the increase in interest expense of $1.7 million primarily due to an increase in weighted average borrowings outstanding of $23.0 million for the year ended September 30, 2012 over the prior year.

Net Increase (Decrease) in Net Assets Resulting from Operations for the Quarter: Net Increase (Decrease) in Net Assets Resulting from Operations for the quarters ended September 30, 2012 and 2011 was $5.5 million, or $0.26 per share, and ($0.5) million, or ($0.02) per share, respectively. In addition to the Net Investment Income described above, the Company had a net realized and unrealized gain of $0.9 million on its investments and borrowings during the quarter ended September 30, 2012, compared to a net realized and unrealized loss of $5.4 million in the prior year quarter.

Net Decrease in Net Assets Resulting from Operations for Fiscal Year: Net Decrease in Net Assets Resulting from Operations for the fiscal years ended September 30, 2012 and 2011 was $8.0 million, or $0.38 per share, and $21.1 million, or $1.00 per share, respectively. In addition to the Net Investment Income described above, the Company had a net realized and unrealized loss of $27.1 million on its investments and borrowings during the year ended September 30, 2012, compared to a net realized and unrealized loss of $39.5 million in the prior year. These net losses were driven by unrealized depreciation on several proprietary investments, primarily due to a decline in those portfolio companies’ financial and operational performance. Most significantly, in the year ended September 30, 2012, Sunshine Media Holdings experienced $7.8 million of unrealized depreciation.

Investment Portfolio Fair Value: As of September 30, 2012, the entire portfolio was fair valued at $274.0 million, or 75.1% of cost, as compared to $302.9 million, or 79.1% of cost as of September 30, 2011, a decrease of 9.6%. The aggregate investment portfolio depreciated during the fiscal year ended September 30, 2012, primarily due to net depreciation on certain proprietary investments due to declines in portfolio company financial and operational performance.

Net Asset Value: Net asset value was $8.98 per share outstanding at September 30, 2012, as compared to $10.16 per share outstanding at September 30, 2011, a decrease of 11.6% year over year.

Asset Characteristics: At September 30, 2012, the Company had investments in 50 portfolio companies. These investments at fair value were comprised of 96.7% in debt securities and 3.3% in equity securities. 93.4% of these debt securities, based on cost, had variable interest rates, of which 88.4% had a LIBOR floor or equivalent. Additionally, syndicated investments comprised 28.5% of the Company’s investment portfolio at fair value as of September 30, 2012.

Investment Yield: The weighted average yield on the Company’s interest-bearing investments decreased slightly year over year from 11.1% for the fiscal year ended September 30, 2011, to 10.9% for the fiscal year ended September 30, 2012. This decrease was due primarily to the early payoffs of several proprietary investments and also the restructuring of certain loans into lower interest rate loans.

Highlights for the Quarter: During the quarter ended September 30, 2012, the following significant events occurred:

•	Investment Activity: The Company invested $2.6 million in six existing portfolio companies, through revolver draws or additional equity.

•

Principal Repayments: The Company received aggregate repayments of $27.4 million, which includes various scheduled and unscheduled principal repayments. Of the $27.4 million, $24.3 million was from the early payoffs at par of three portfolio companies. Related to these early payoffs, the Company received $1.2 million in exit fees.

•

Investment Exits: The Company sold its investments of a combined principal amount of $5.0 million in BERTL and USHC, which resulted in realized losses of $5.0 million. Both of these portfolio companies were on non-accrual status at the time of sale.

•

Recurring Distributions: The Company paid monthly cash distributions to stockholders of $0.07 per common share for each of July, August and September 2012. The Company also made Term Preferred Stock cash distributions of $0.1484375 per preferred share in each of July, August and September 2012.

Comments from the Company’s President, Chip Stelljes: “We had a mixed year in 2012. During the fiscal year ended September 30, 2012, we were able to grow net investment income by 3.4% over the prior year and by 7.2% over the last 2 years, raise capital through a term preferred stock offering, extend our line of credit for another three years, and keep our interest bearing portfolio at yields around 11%. Nevertheless, over the year, we had more payoffs than originations resulting in a net decrease in the size of our portfolio, we continued to see our portfolio’s value decrease and we saw an increase in the amount of non-accrual investments. However, our fourth quarter saw increased portfolio values and decreased non-accruals and we believe these positive trends will carry into the next fiscal year. We are excited about our pipeline for the future so that we can continue to fund new, conservative deals that will deliver strong financial performance and preserve stockholder capital.”

Subsequent Events: After September 30, 2012, the following events occurred:

•

Investment Activity: Subsequent to September 30, 2012, the Company extended an aggregate amount of approximately $0.7 million to three existing portfolio companies in revolver draws and invested a combined $5.5 million in two new portfolio companies.

•

Principal Repayments: Subsequent to September 30, 2012, the Company’s investments in Mood Media Corporation, HGI Holding, Inc., Wall Street Systems Holdings, Inc. and Blue Coat Systems, Inc. all paid off early at par for a combined aggregate total of $21.1 million in principal. Additionally, we received an aggregate of $1.7 million in scheduled and unscheduled principal repayments from 14 different portfolio companies.

•	Distributions Declared: In October 2012, the Company’s board of directors declared the following monthly cash distributions to stockholders:

Record Date	Payment Date	Distribution per Common Share	Distribution per Term Preferred Share
October 22, 2012	October 31, 2012	$0.07	$0.1484375
November 19, 2012	November 30, 2012	0.07	0.1484375
December 19, 2012	December 31, 2012	0.07	0.1484375

	Total for the Quarter	$0.21	$0.4453125

Summary Information: The following chart is a summary of some of the information reported above (dollars in thousands, except per share data) (unaudited):

	September 30, 2012	September 30, 2011
For the Three Months Ended:
Net investment income	$4,541	$4,813
Net increase (decrease) in net assets resulting from operations	5,464	(540)
Average yield on interest-bearing investments	11.3%	10.8%
Total dollars invested	$2,611	$17,608
Total dollars repaid	27,389	5,979
For the Year Ended:
Net investment income	19,044	18,412
Net decrease in net assets resulting from operations	(8,008)	(21,099)
Weighted average yield on interest-bearing investments	10.9%	11.1%
Total dollars invested	$68,941	$136,254
Total dollars repaid	67,370	45,835

	September 30, 2012	September 30, 2011
As of:
Fair value as a percent of cost	75.1%	79.1%
Net asset value per common share	$8.98	$10.16
Number of portfolio companies	50	59
Total assets at fair value	$293,402	$317,624

Conference Call for Stockholders: The Company will hold a conference call on Tuesday, November 13, 2012, at 8:30 a.m. EST. Please call (800) 860-2442 to enter the conference. An operator will monitor the call and set a queue for questions. A replay of the conference call will be available through December 14, 2012. To hear the replay, please dial (877) 344-7529 and use conference number 100018007. The replay will be available beginning approximately one hour after the call concludes.

The live audio broadcast of the Company’s quarterly conference call will also be available online at www.GladstoneCapital.com. The event will be archived and available for replay on the Company’s website from the date of the call through January 13, 2013.

Warning: The consolidated financial statements below are without notes, so readers should obtain and carefully review the Company’s Form 10-K for the fiscal year ended September 30, 2012, including the notes to the consolidated financial statements contained therein, which will be filed tomorrow with the Securities and Exchange Commission (“SEC”).

About us: Gladstone Capital Corporation is a publicly traded business development company that invests in debt securities consisting primarily of senior term loans, second term lien loans and senior subordinate term loans in small and medium sized U.S. businesses. The Company has paid 109 consecutive monthly cash distributions on its common stock. Before the Company started paying monthly distributions, the Company paid eight consecutive quarterly cash distributions on its common stock. Information on the business activities of all the Gladstone funds can be found at www.gladstonecompanies.com.

For Investor Relations inquiries related to any of the monthly dividend paying Gladstone funds, please visit www.gladstone.com.

SOURCE: Gladstone Capital Corporation, +1-703-287-5893

The statements in this press release regarding trends of increased portfolio values and decreased non-accruals carrying into the next fiscal year, the ability of the Company to make new and favorable investments, and increase its net investment income and preserve shareholder capital and other such statements that are not historical facts may be deemed to be “forward-looking statements.” These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company’s current plans that are believed to be reasonable as of the date of this press release. Factors that may cause the Company’s actual results to differ from these forward-looking statements include, among others, the duration and potential effects of the current economic instability on the Company’s portfolio companies and on the senior loan market and the Company’s ability to access debt and equity capital along with those factors listed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for its fiscal year ended September 30, 2012, filed by the Company with the SEC on November 12, 2012 (the “Form 10-K”). The risk factors set forth in the Form 10-K under the caption “Risk Factors” are specifically incorporated by reference into this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

GLADSTONE CAPITAL CORPORATION

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	September 30,
	2012	2011
ASSETS
Investments at fair value:
Non-Control/Non-Affiliate investments (Cost of $268,500 and $288,266, respectively)	$237,135	$257,302
Control investments (Cost of $96,521 and $94,549, respectively)	36,825	45,645

Total investments (Cost of $365,021 and $382,815, respectively)	273,960	302,947
Cash and cash equivalents	10,155	6,732
Restricted cash	507	—
Interest receivable	2,696	3,066
Due from custodian	2,177	2,547
Deferred financing fees	2,957	650
Other assets	950	1,682

TOTAL ASSETS	$293,402	$317,624

LIABILITIES
Borrowings at fair value (Cost of $58,800 and $99,400, respectively)	$62,451	$100,012
Mandatorily redeemable preferred stock, $0.001 par value per share, $25 liquidation preference per share; 4,000,000 and no shares authorized; 1,539,882 and no shares issued and outstanding at September 30, 2012 and September 30, 2011, respectively	38,497	—
Accounts payable and accrued expenses	475	513
Interest payable	185	289
Fees due to Adviser	1,830	1,760
Fee due to Administrator	174	194
Other liabilities	1,226	1,135

TOTAL LIABILITIES	104,838	103,903

Commitments and contingencies
NET ASSETS	$188,564	$213,721

ANALYSIS OF NET ASSETS
Common stock, $0.001 par value, 46,000,000 and 50,000,000 shares authorized and 21,000,160 and 21,039,242 shares issued and outstanding at September 30, 2012 and 2011, respectively	$21	$21
Capital in excess of par value	324,714	326,913
Notes receivable from employees	(3,024)	(3,858)
Cumulative net unrealized depreciation on investments	(91,061)	(79,867)
Cumulative net unrealized appreciation on borrowings	(3,651)	(612)
(Overdistributed) underdistributed net investment income	(474)	108
Accumulated net realized losses	(37,961)	(28,984)

TOTAL NET ASSETS	$188,564	$213,721

NET ASSET VALUE PER COMMON SHARE AT END OF YEAR	$8.98	$10.16

GLADSTONE CAPITAL CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Quarter ended September 30,
	2012	2011
INVESTMENT INCOME
Interest income
Non-Control/Non-Affiliate investments	$7,923	$7,790
Control investments	836	1,522
Cash and cash equivalents	1	—
Notes receivable from employees	60	85

Total interest income	8,820	9,397

Other income
Non-Control/Non-Affiliate investments	1,225	430

Total investment income	10,045	9,827

EXPENSES
Base management fee	1,510	1,568
Incentive fee	1,135	1,204
Administration fee	174	194
Interest expense on borrowings	1,069	1,360
Dividend expense on mandatorily redeemable preferred stock	685	—
Amortization of deferred financing fees	257	387
Professional fees	429	225
Other general and administrative expenses	338	371

Expenses before credits from Adviser	5,597	5,309
Credit to fees from Adviser	(93)	(295)

Total expenses net of credits	5,504	5,014

NET INVESTMENT INCOME	4,541	4,813

REALIZED AND UNREALIZED GAIN (LOSS)
Net realized loss
Non-Control/Non-Affiliate investments	187	(1,283)
Control investments	(4,944)	—

Total net realized loss	(4,757)	(1,283)
Net unrealized appreciation (depreciation):
Non-Control/Non-Affiliate investments	1,458	404
Control investments	3,396	(4,361)
Borrowings	826	(113)

Total net unrealized appreciation (depreciation)	5,680	(4,070)

Net realized and unrealized gain (loss)	923	(5,353)

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$5,464	$(540)

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS PER COMMON SHARE
Basic and Diluted	$0.26	$(0.02)

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING
Basic and Diluted	21,000,160	21,039,242

GLADSTONE CAPITAL CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Year ended September 30,
	2012	2011
INVESTMENT INCOME
Interest income
Non-Control/Non-Affiliate investments	$31,745	$27,497
Control investments	4,072	5,139
Cash and cash equivalents	8	1
Notes receivable from employees	252	431

Total interest income	36,077	33,068

Other income
Non-Control/Non-Affiliate investments	4,245	1,518
Control investments	—	625

Total investment income	40,322	35,211

EXPENSES
Base management fee	6,165	5,731
Incentive fee	4,691	4,598
Administration fee	753	729
Interest expense on borrowings	4,374	2,676
Dividend expense on mandatorily redeemable preferred stock	2,491	—
Amortization of deferred financing fees	1,243	1,420
Professional fees	1,218	1,118
Other general and administrative expenses	1,391	1,170

Expenses before credits from Adviser	22,326	17,442
Credit to fees from Adviser	(1,048)	(643)

Total expenses net of credits	21,278	16,799

NET INVESTMENT INCOME	19,044	18,412

REALIZED AND UNREALIZED (LOSS) GAIN
Net realized loss
Non-Control/Non-Affiliate investments	(7,875)	(1,122)
Control investments	(4,944)	(158)

Total net realized loss	(12,819)	(1,280)
Net unrealized (depreciation) appreciation:
Non-Control/Non-Affiliate investments	(404)	(21,363)
Control investments	(10,790)	(17,396)
Borrowings	(3,039)	528

Total net unrealized depreciation	(14,233)	(38,231)

Net realized and unrealized loss	(27,052)	(39,511)

NET DECREASE IN NET ASSETS RESULTING FROM OPERATIONS	$(8,008)	$(21,099)

NET DECREASE IN NET ASSETS RESULTING FROM OPERATIONS PER COMMON SHARE
Basic and Diluted	$(0.38)	$(1.00)

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING
Basic and Diluted	21,011,123	21,039,242

GLADSTONE CAPITAL CORPORATION

CONSOLIDATED FINANCIAL HIGHLIGHTS

(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA AND PER UNIT DATA)

	Quarter Ended September 30,
	2012	2011
Per Common Share Data(B):
Net asset value at beginning of period(A)	$8.91	$10.34
Net investment income	0.22	0.23
Net realized loss on the sale of investments	(0.23)	(0.06)
Net unrealized appreciation (depreciation) on investments	0.23	(0.18)
Net unrealized depreciation (appreciation) on borrowings	0.04	(0.01)
Distributions to common stockholders(C)	(0.21)	(0.21)
Repayment of principal on employee notes	0.02	0.05

Net asset value at end of period(A)	$8.98	$10.16

Per common share market value at beginning of period	$7.89	$9.24
Per common share market value at end of period	8.75	6.86
Total return(D)	13.67%	(23.76)%
Common stock outstanding at end of period(A)	21,000,160	21,039,242
Statement of Assets and Liabilities Data:
Net assets at end of period	$188,564	$213,721
Average net assets(E)	188,702	215,341
Senior Securities Data:
Borrowings under Credit Facility, at cost	$58,800	$99,400
Mandatorily redeemable preferred stock	38,497	—
Asset coverage ratio(F)	296%	315%
Average coverage per unit(G)	$2,963	$3,150
Ratios/Supplemental Data:
Ratio of expenses to average net assets(H)	11.86%	9.86%
Ratio of net expenses to average net assets(I)(J)	11.67	9.31
Ratio of net investment income to average net assets(K)	9.63	8.94

(A)	Based on actual shares outstanding at the end of the corresponding period.
(B)	Based on weighted average basic per share data.
(C)

Distributions are determined based on taxable income calculated in accordance with income tax regulations which may differ from amounts determined under generally accepted accounting principles in the United States (“GAAP”).

(D)

Total return equals the change in the ending market value of the Company’s common stock from the beginning of the period, taking into account dividends reinvested in accordance with the terms of the Company’s dividend reinvestment plan. Total return does not take into account distributions that may be characterized as a return of capital.

(E)	Average net assets are computed using the average of the balance of net assets at the end of each month of the reporting period.
(F)

As a business development company (“BDC”), as defined under the Investment Company Act of 1940 (“1940 Act”), as amended, the Company is generally required to maintain an asset coverage ratio (as defined in Section 18(h) of the 1940 Act) of at least 200% on the Company’s senior securities representing indebtedness and the Company’s senior securities that are stock. The Company’s mandatorily redeemable preferred stock is a senior security that is stock.

(G)	Asset coverage per unit is the asset coverage ratio expressed in terms of dollar amounts per one thousand dollars of indebtedness.
(H)

Ratio of expenses to average net assets is computed using expenses before credits from Gladstone Management Corporation, the Company’s investment adviser (the “Adviser”), to the base management and incentive fees, including income tax expense.

(I)	Ratio of net expenses to average net assets is computed using total expenses net of credits from the Adviser to the base management and incentive fees, including income tax expense.
(J)

Had the Company not received any voluntary waivers of fees due to the Adviser, the ratio of net expenses to average net assets would have been 11.49% and 9.06% annualized for the fiscal quarters ended September 30, 2012 and 2011, respectively.

(K)

Had the Company not received any voluntary waivers of fees due to the Adviser, the ratio of net investment income to average net assets would have been 9.45% and 8.69% annualized for the fiscal quarters ended September 30, 2012 and 2011, respectively.

GLADSTONE CAPITAL CORPORATION

CONSOLIDATED FINANCIAL HIGHLIGHTS

(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA AND PER UNIT DATA)

	Year Ended September 30,
	2012	2011
Per Common Share Data:
Net asset value at beginning of year (A)	$10.16	$11.85
Income from investment operations(B)
Net investment income	0.91	0.88
Net realized loss on the sale of investments	(0.61)	(0.06)
Net unrealized depreciation on investments	(0.53)	(1.84)
Net unrealized (appreciation) depreciation on borrowings	(0.15)	0.02

Total from investment operations	(0.38)	(1.00)

Distributions to common stockholders from(B)(C)
Taxable ordinary income	(0.77)	(0.84)
Return on capital	(0.07)	—

Total distributions	(0.84)	(0.84)

Capital share transactions(B)
Repayment of principal on employee notes	0.04	0.15
Stock redemption for repayment on employee notes	(0.02)	—

Total from capital share transactions	0.02	0.15

Other, net(B)(D)	0.02	—

Net asset value at end of year(A)	$8.98	$10.16

Per common share market value at beginning of year	$6.86	$11.27
Per common share market value at end of year	8.75	6.86
Total return(E)	41.39%	(33.77)%
Common stock outstanding at end of year(A)	21,000,160	21,039,242
Statement of Assets and Liabilities Data:
Net assets at end of year	$188,564	$213,721
Average net assets(F)	201,012	235,901
Senior Securities Data:
Borrowings under Credit Facility, at cost	$58,800	$99,400
Mandatorily redeemable preferred stock	38,497	—
Asset coverage ratio(G)	296%	315%
Average coverage per unit(H)	$2,963	$3,150
Ratios/Supplemental Data:
Ratio of expenses to average net assets(I)	11.11%	7.39%
Ratio of net expenses to average net assets(J)(K)	10.59	7.12
Ratio of net investment income to average net assets(L)	9.47	7.81

(A)	Based on actual shares outstanding at the end of the corresponding year.
(B)	Based on weighted average basic per share data.
(C)	Distributions are determined based on taxable income calculated in accordance with income tax regulations which may differ from amounts determined under GAAP.
(D)

Represents the impact of the different share amounts (weighted average shares outstanding during the year and shares outstanding at the end of the period) in the per share data calculations and rounding impacts.

(E)

Total return equals the change in the ending market value of the Company’s common stock from the beginning of the year, taking into account dividends reinvested in accordance with the terms of the Company’s dividend reinvestment plan. Total return does not take into account distributions that may be characterized as a return of capital.

(F)	Average net assets are computed using the average of the balance of net assets at the end of each month of the reporting year.
(G)

As a BDC, the Company is generally required to maintain an asset coverage ratio (as defined in Section 18(h) of the 1940 Act) of at least 200% on the Company’s senior securities representing indebtedness and the Company’s senior securities that are stock. The Company’s mandatorily redeemable preferred stock is a senior security that is stock.

(H)	Asset coverage per unit is the asset coverage ratio expressed in terms of dollar amounts per one thousand dollars of indebtedness.
(I)	Ratio of expenses to average net assets is computed using expenses before credits from the Adviser to the base management and incentive fees, including income tax expense.
(J)	Ratio of net expenses to average net assets is computed using total expenses net of credits from the Adviser to the base management and incentive fees, including income tax expense.
(K)

Had the Company not received any voluntary waivers of fees due to the Adviser, the ratio of net expenses to average net assets would have been 10.24% and 6.95% for the fiscal years ended September 30, 2012 and 2011, respectively.

(L)

Had the Company not received any voluntary waivers of fees due to the Adviser, the ratio of net investment income to average net assets would have been 9.13% and 7.64% for the fiscal years ended September 30, 2012 and 2011, respectively.